                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                             GATEFIELD CORPORATION
         -------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

         -------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (6)  Amount Previously Paid:
                ----------------------------------------------------------
           (7)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (8)  Filing Party:
                ----------------------------------------------------------
           (9)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

              47436 Fremont Blvd., Fremont, California 94538-6503

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON WEDNESDAY, MAY 31, 2000

TO THE STOCKHOLDERS OF GATEFIELD CORPORATION:

    NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Annual Meeting") of GateField Corporation, a Delaware corporation (the "Company"), will be held on Wednesday, May 31, 2000 at 1:00 p.m. local time at the Company's principal executive office located at 47436 Fremont Boulevard, Fremont, California 94538-6503 for the following purposes:

1. To elect one (1) Class III director to hold office until the 2003 Annual Meeting of Stockholders or until his successor is duly elected and qualified pursuant to the classified board provisions of the Company's Restated Certificate of Incorporation. In addition, in accordance with Section 2115 of the California General Corporation Law the Company is permitting the stockholders of the Company (the "Stockholders") to vote to elect all three current directors to serve until the next annual meeting or until their respective successors are elected and qualified. Accordingly, there will be two separate votes regarding the election of directors.

2. To ratify the appointment by the Board of Directors of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending
    December 31, 2000; and

3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on April 3, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ LYNNE M. BENNETT
                                          Lynne M. Bennett
                                          SECRETARY

Fremont, California
April 14, 2000

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                             GATEFIELD CORPORATION
                            47436 Fremont Boulevard
                             Fremont, CA 94538-6503

                                PROXY STATEMENT
                    FOR 2000 ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 31, 2000
                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed Proxy is solicited on behalf of GateField Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Wednesday, May 31, 2000 at 1:00 p.m. local time, or at any adjournment or postponement thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's principal executive office located at 47436 Fremont Boulevard, Fremont, California 94538-6503. The Company intends to mail this proxy statement and accompanying proxy card on or about April 14, 2000 to all stockholders entitled to vote at the Annual Meeting.

    All information contained in this Proxy Statement reflects a 10-for-1 stock split of the common stock effected on June 30, 1999.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 47436 Fremont Boulevard, Fremont, California 94538-6503, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

SOLICITATION

    The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the accompanying proxy card and any additional information furnished to Stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company or, at the Company's request, Beacon Hill
Partners, Inc. No additional compensation will be paid to directors, officers or other regular employees for such services, but Beacon Hill Partners, Inc. would be paid reasonable out-of-pocket expenses, if it renders solicitation services.

RECORD DATE AND VOTING RIGHTS

    Only stockholders of record at the close of business on April 3, 2000 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had outstanding and entitled to vote (i) 4,662,464 shares of Common Stock, (ii) 18,003 shares of Series B Preferred Stock (the "Series B Stock") (convertible into 8,249 shares of Common Stock), (iii) 300,000 shares of Series C Preferred Stock (the
"Series C Stock") (convertible into 200,000 shares of Common Stock) (collectively, the "Preferred Stock"), and (iv) 420,000 shares of Series C-1 Preferred Stock (the "Series C-1 Stock") (convertible into 1,230,769 shares of Common Stock) (collectively, the "Preferred Stock").

    Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon. Each holder of record of Preferred Stock on such date will be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are then convertible. However, as discussed below, in connection with the election of directors of the Company pursuant to Proposal 1, Stockholders will be permitted to exercise cumulative voting.

    All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting, and each is tabulated separately. However, broker non-votes are not counted for purposes of determining the number of votes cast with respect to a particular proposal. In determining whether a proposal has been approved, abstentions are counted as votes against the proposal and broker non-votes are not counted as votes for or against the proposal.

STOCKHOLDER PROPOSALS

    The deadline for submitting a Stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2001 Annual Meeting of Stockholders pursuant to Rule 14a-8, of the Securities and Exchange Commission is December 28, 2000. The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the meeting. If a stockholder intends to submit a proposal at the next annual meeting of stockholders, which is not eligible for inclusion in the proxy statement relating to that meeting, the stockholder must give notice to the Company in accordance with the requirements set forth in the Securities Exchange Act of 1934, as amended, no later than March 17, 2001. If a stockholder does not comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when and if the proposal is raised at the next annual meeting of the stockholders.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

    The number of Directors on the Board is fixed at three (3). With respect to the election of directors, the Board has divided the nominees into two slates, one for election in accordance with the Delaware General Corporation Law ("Delaware Law") and the Company's Certificate of Incorporation and the other for election in accordance with the California Corporation Code ("California Law"). All holders of record of Common Stock and Preferred Stock at the close of business on April 3, 2000 will be entitled to vote on each slate. Each holder of Preferred Stock will be entitled to vote on an as-if-converted basis as described above.

    In connection with the vote on the first slate (the "First Slate"), each holder of record of Common Stock and Preferred Stock on April 3, 2000 will be entitled to vote for one director whose term of office expires in 2000 (the "Class III Nominee") to hold office until the 2003 annual meeting of Stockholders. Further, in connection with the First Slate, each holder of Common Stock and Preferred Stock will be entitled to one vote for each share of Common Stock held and each whole share of Common Stock issuable upon conversion of each share of Preferred Stock held.

    In connection with the vote on the second slate (the "Second Slate"), Stockholders will be voting to elect all three current directors to hold office until the next annual meeting of Stockholders. Further in connection with the Second Slate, cumulative voting may be used for the election of each director under California Corporation Code. Under cumulative voting, each stockholder may cast for a single candidate, or distribute among the candidates as such stockholder chooses, a number of votes equal to the number of candidates (three
(3) at this meeting) multiplied by the number of shares held by such stockholder. Cumulative voting will apply only to those candidates whose names have been placed in nomination prior to voting. No stockholder shall be entitled to cumulate votes unless the shareholder has given notice at the meeting, prior to the voting, of the stockholder's intention to cumulate the stockholder's votes. If any one stockholder gives such notice, all stockholders may cumulate their votes for candidates in nomination, except to the extent that a stockholder withholds votes from the nominees, the proxy holders named in the accompanying form of proxy, in their sole discretion, will vote such proxy for, and, if necessary, exercise cumulative voting rights to secure, the election of the nominees listed below, under slate two, as directors of the Company.

    The slates are as follows:

    NOMINEE FOR A THREE-YEAR TERM          NOMINEES FOR A ONE-YEAR TERM
 EXPIRING AT THE 2003 ANNUAL MEETING    EXPIRING AT THE 2001 ANNUAL MEETING
-------------------------------------  -------------------------------------
          Horst G. Sandfort                    Jonathan S. Huberman
                                                 Horst G. Sandfort
                                                   Timothy Saxe

    Should the elections yield different results, the Company plans to seek guidance from a court of law regarding which states law the Company must apply in its corporate governance matters. To the extent both the First Slate and Second Slate are elected, the Company's Board of Directors shall consist of those members set forth in the Second Slate.

    Set forth below is biographical information for all the nominees for director of the Company.

INFORMATION CONCERNING THE NOMINEES

HORST G. SANDFORT

    HORST G. SANDFORT, age 57, has been a director of the Company since September 1995. Mr. Sandfort has served as President and Chief Executive Officer of Intellon Corporation, a developer of powerline communications integrated circuits, since June 1997. From September 1995 to June 1997, he was the President of the GateField division of the Company. From 1991 to September 1995, he was the Executive Vice President for Geographic Markets at LSI Logic Corporation, a developer of application specific integrated circuits and application specific standard products, where he was responsible for sales, marketing and engineering in Asia, Canada, Europe and the United States.
Mr. Sandfort is a member of the Company's Audit, Compensation and Nominating Committees.

TIMOTHY SAXE

    TIMOTHY SAXE, age 44, has been a director of the Company since February 8, 1999. He has been President and Chief Operating Officer of the Company since July 23, 1998 and Chief Executive Officer of the Company since February 8, 1999. From 1993 to 1997, Dr. Saxe was Vice President of Engineering of the GateField division of the Company.

JONATHAN S. HUBERMAN

    JONATHAN S. HUBERMAN, age 34, has been a director of the Company since January 1, 2000 replacing Michael J. Kucha after his resignation on
December 31, 1999. Previously, he was a director of the Company from December 15, 1997 until March 9, 1999. He has been with Idanta Partners Ltd., since 1995, and is a General Partner of Idanta. Mr. Huberman was a Management Consultant with the Boston Consulting Group, a management consulting company, from 1992 to 1995. Previously, he was a Marketing Manager at Cray
Research, Inc. Mr. Huberman is currently a member of the Board of Directors of Iomega Corporation, Urbanite Network, Boxer Cross Corporation, Torrex Corporation, and Viagate Technologies. Mr. Huberman is a member of the Company's Audit, Compensation and Nominating Committees.

          FIRST SLATE: ELECTION OF DIRECTORS PURSUANT TO DELAWARE LAW
                        AND COMPANY'S CHARTER DOCUMENTS

    The Company's Certificate and By-laws provide that the Board shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the size of the Board) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

    Effective December 31, 1999, Mr. Michael J. Kucha submitted his resignation as a director of the Company. As a result, under the Company's Certificate (and without giving effect to Section 2115 of the California Corporations Code) the Board of Directors is presently composed of three members, one of whom is a Class I director (with a term expiring at the 2001 annual meeting), one of whom is a Class II director (with a term expiring at the 2002 Annual Meeting) and one of whom is a Class III director (with a term expiring at the 2000 annual meeting). Following the resignation of Mr. Kucha, Mr. Jonathan S. Huberman, who was previously a board member, was elected to the Board to hold office until the next election of the Class II director expiring at the 2002 annual meeting of Stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

    Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the Class III Nominee. In the event that the nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. The person nominated for election has agreed to serve if elected, and management has no reason to believe that such nominee will be unable to serve.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE CLASS III NOMINEE

         SECOND SLATE: ELECTION OF DIRECTORS PURSUANT TO CALIFORNIA LAW

    Under Section 2115 of the California Law ("Section 2115"), certain corporations not organized under California law which have significant contacts with California and which are not otherwise exempt from Section 2115 are subject to a number of key provisions of the California Law. Because the Company had significant contacts with California during the period specified in
Section 2115, the Company believes that it is currently subject to
Section 2115. Accordingly, the Company is complying with certain provisions of the California Law, including Section 301, regarding the election of directors.
Section 301 does not permit the Company to have a classified Board. In connection with the "Second Slate" each Stockholder will be voting to elect all three current directors to hold office until the next annual meeting of Stockholders. Each director to be elected will hold office until the next annual meeting of Stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee is currently a director of the Company, two directors having been elected by the Stockholders, and one director, Jonathan S. Huberman, having been elected by the Board.

    Under Section 2115, Stockholders are permitted to exercise cumulative voting rights. Each Stockholder may give one candidate, who has been nominated prior to voting, all the votes such Stockholder is entitled to cast or may distribute such votes among as many such candidates as such Stockholder chooses. (However, no Stockholder will be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting in accordance with applicable law and the Company's Bylaws and Certificate and at least one Stockholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes). Unless the proxyholders are otherwise instructed, Stockholders, by means of the accompanying proxy, will grant the proxyholders discretionary authority to cumulate votes.

    Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees enumerated above. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

    Pursuant to the Second Slate, the three candidates receiving the highest number of affirmative votes cast at the meeting will be elected directors of the Company.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN
                       FAVOR OF EACH NOMINEE NAMED ABOVE

                        DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information with respect to the Directors and Executive Officers of the Company:

DIRECTORS AND EXECUTIVE OFFICERS

NAME                                     AGE                          POSITION
----                                     ---                          --------
Timothy Saxe........................      44      Chief Executive Officer, President and Director
James B. Boyd.......................      47      Chief Financial Officer
Jonathan S. Huberman(1) (2).........      34      Director
Horst G. Sandfort(1) (2)............      57      Director

------------------------

(1) Member of the Audit Committee

(2) Member of the Compensation Committee

TIMOTHY SAXE

    TIMOTHY SAXE, age 44, has been a director of the Company since February 8, 1999. He has been President and Chief Operating Officer of the Company since July 23, 1998 and Chief Executive Officer of the Company since February 8, 1999. From 1993 to 1997, Dr. Saxe was Vice President of Engineering of the GateField division of the Company.

JAMES B. BOYD

    JAMES B. BOYD, age 47, has served as Chief Accounting Officer and Controller of the Company since April 1998. Mr. Boyd was promoted to Chief Financial Officer by the board of directors on March 17, 2000. From February 1998 to April 1998, he was a consultant with various companies for Re:Sources, an accounting agency. Prior to that time, he was Chief Financial Officer of AirMedia, Inc. a software developer and manufacturer of wireless mobile products. From March 1996 to August 1997, he was Controller of Netopia Communications, Inc., a manufacturer of network communications equipment. From December 1992 to March 1996, he was an independent consultant working for several technology companies.

JONATHAN S. HUBERMAN

    JONATHAN S. HUBERMAN, age 34, has been a director of the Company since January 1, 2000 replacing Michael J. Kucha after his resignation of
December 31, 1999. Previously, he was a director of the Company from December 15, 1997 until March 9, 1999. He has been with Idanta Partners Ltd., since 1995, and is a General Partner of Idanta. Mr. Huberman was a Management Consultant with the Boston Consulting Group, a management consulting company, from 1992 to 1995. Previously, he was a Marketing Manager at Cray Research, Inc. Mr. Huberman is currently a member of the Board of Directors of Iomega Corporation, Urbanite Network, Boxer Cross Corporation, Torrex Corporation, and Viagate Technologies. Mr. Huberman is a member of the Company's Audit, Compensation and Nominating Committees.

HORST G. SANDFORT

    HORST G. SANDFORT, age 57, has been a director of the Company since September 1995. Mr. Sandfort has served as President and Chief Executive Officer of Intellon Corporation, a developer of powerline communications integrated circuits, since June 1997. From September 1995 to June 1997, he was the President of the GateField division of the Company. From 1991 to September 1995, he was the Executive Vice President for Geographic Markets at LSI Logic Corporation, a developer of application specific integrated circuits and application specific standard products, where he was responsible for sales, marketing and engineering in Asia, Canada, Europe and the United States. Mr. Sandfort is a member of the Company's Audit, Compensation and Nominating Committees.

BOARD COMMITTEES AND MEETINGS

    During the fiscal year ended December 31, 1999 the Board of Directors held seven meetings. The Board has an Audit Committee, a Compensation Committee and a Nominating Committee.

    The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. Currently, the Audit Committee is composed of two non-employee directors: Messrs. Sandfort and Huberman. It met three times during such fiscal year. Mr. Michael J. Kucha was a member of the Audit Committee prior to his resignation, effective December 31, 1999.

    The Compensation Committee administers the Company's stock plans and approves salaries, stock options and other compensation arrangements for executive officers of the Company. The Compensation Committee is composed of two non-employee directors: Messrs. Sandfort and Huberman. It met one time during such fiscal year. Mr. Michael J. Kucha was a member of the Audit Committee prior to his resignation, effective December 31, 1999.

    The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Company's Board of Directors and committees thereof and nominates specific individuals to be elected as officers of the Company by the Board of Directors. No procedure has been established for the consideration of nominees recommended by stockholders. The Nominating Committee is composed of two non-employee directors: Messrs. Sandfort and Huberman. It met one time during such fiscal year. Mr. Michael J. Kucha was a member of the Audit Committee prior to his resignation, effective December 31, 1999.

    During the fiscal year ended December 31, 1999, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

DIRECTOR COMPENSATION

    Each non-employee director of the Company receives a quarterly retainer of $2,500 and a per meeting fee of $1,000 for each Board and committee meeting attended. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy. In the fiscal year ended
December 31, 1999, the total compensation paid to non-employee directors was $50,691.

    Each non-employee director of the Company also receives stock option grants under the 1995 Stock Option Directors' Plan for Non-Employee Directors (the "Directors' Plan"). Only non-employee directors of the Company or an affiliate of such directors (as defined in the Code) are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are intended by the Company not to qualify as incentive stock options under the Code.

    Option grants under the Directors' Plan are non-discretionary. Under the Director's Plan, each non-employee director elected to the Board of Directors is automatically granted, upon his or her initial election as a director, and without further action by the Company, the Board or the stockholders of the Company, an option to purchase 1,500 shares of Common Stock (an "Initial Grant"). Each non-employee director is also granted an option to purchase 750 shares of Common Stock on the date of each Annual

Meeting of Stockholders (an "Annual Grant"). In no event shall any non-employee director receive an option to purchase in the aggregate more than 10,000 shares pursuant to the Directors' Plan.

    On May 13, 1998, the date of the 1997 Annual Meeting of Stockholders, Messrs. Sandfort, Dunn and Huberman were each granted an option to purchase 750 shares of Common Stock at an exercise price of $15.00 per share, the fair market value of the Common Stock on such date. On July 23, 1998, the date of his appointment as a director by the Board, Mr. Kucha was granted an option to purchase 1,500 shares of Common Stock at an exercise price of $8.30 per share, the fair market value of the Common Stock on such date. On June 7, 1999, the date of the 1998 Annual Meeting of Shareholders, Messrs. Sandfort and Kucha were each granted an option to purchase 750 shares of common stock at an exercise price of $8.10 per share, the fair market value of the Common Stock on such date. All options granted under the Director's Plan have or will have an exercise price equal to the fair market value of the Common Stock on the date of grant and expire ten years from the date of grant (subject to earlier termination in the event the optionee ceases to serve as a director of the Company). Under the Directors' Plan, options from an Initial Grant vest in full two years after the date of grant. Options from an Annual Grant vest one year after the date of grant. The total number of shares of Common Stock that may be issued under the Director's Plan is 20,000 shares. As of April 3, 2000, 2,250 shares had been granted under the Directors' Plan. As of April 3, 2000, no options had been exercised under the Directors' Plan.

RELATIONSHIPS AMONG DIRECTORS OR EXECUTIVE OFFICERS

   There are no family relationships among any of the Directors or Executive
                            Officers of the Company.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of April 3, 2000 by: (i) each director and nominee for director; (ii) certain executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock and each series of Preferred Stock. Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table, based on the information provided by such persons, have sole voting and investment power with respect to all shares of stock beneficially owned by them.

                                                               BENEFICIAL OWNERSHIP (1)
                                                              --------------------------
                                                                           PERCENTAGE OF
                                                                               TOTAL
                                                              NUMBER OF     OUTSTANDING
            NAME AND ADDRESS OF BENEFICIAL OWNER                SHARES     COMMON STOCK
------------------------------------------------------------  ----------   -------------
Idanta Partners Ltd. (2)
4660 La Jolla Drive, Suite 850, San Diego, CA 92122.........    406,752         8.7%

Infineon (3)
Hofmannstr. 51, 81359 Munich, Germany.......................    402,375         8.6%

Actel Corporation (4)
955 East Argues Avenue, Sunnyvale, CA 94086.................  1,621,298        34.8%

Mitsui (5)
1500 East Higgins Road, Unit B, Elk Grove Village, IL
  60067.....................................................    307,696        6.61%

Timothy Saxe (6)............................................     96,693        2.07%

Horst G. Sandfort (7).......................................      2,250           *

Jonathan S. Huberman (8) ...................................    406,752         8.7%

Peter G. Feist (9)..........................................     54,935        1.83%

James R. Fiebiger (10)......................................     70,788         1.5%

James B. Boyd (11)..........................................     30,650           *

All directors and executive officers as a group (6 persons)
  (12)......................................................    662,068         2.5%

------------------------

*   Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal owning greater than five percent, as set forth in filings required by the Securities and Exchange Commission (the "SEC or as otherwise provided. Percentages are based on 4,662,464 shares of Common Stock outstanding on April 3, 2000, adjusted as required by rules promulgated by the SEC. The address of each officer and director identified in this table is that of GateField's executive offices, 47436 Fremont Blvd., Fremont, CA 94538.

(2) The address of Idanta Partners Ltd. ("Idanta") is 4660 La Jolla Village Drive, Suite 850, San Diego, CA 92122. Includes 6,471 shares of Common Stock issuable upon the conversion of 14,122 shares of Series B Preferred Stock. Idanta holds 78.6% of the outstanding Series B Preferred Stock. Also includes 40,818 shares of common stock purchased on a pro-rata basis on September 30, 1999.

(3) The address of Infineon, formally known as Siemens Aktiengesellschaft ("Infineon") is Hofmannstr. 51, 81359 Munich, Germany. Consists of
    (i) 352,375 shares of Common Stock which Infineon has the right to acquire within 60 days of the date of this table upon the exercise of outstanding warrants, and (ii) 50,000 shares of Common Stock which Infineon has the right to acquire within 60 days of the date of this table pursuant to the Infineon License Agreement.

(4) The address of Actel Corporation ("Actel") is 955 East Argues Avenue, Sunnyvale, California 94086. Consists of 200,000 shares of Common Stock issuable upon conversion of 300,000 shares of Series C Preferred Stock and 1,230,769 shares of common stock issuable upon conversion of 420,000 shares of Series C-1 convertible preferred stock. Actel holds 100% of the outstanding Series C and C-1 Preferred Stock. Also includes 112,129 shares of common stock purchased on a pro-rata basis on September 30, 1999.

(5) The address of Mitsui Create USA, Inc ("MCU") and MHT America Holdings, Inc. ("MHT") is 1500 East Higgins Road, Unit B, Elk Grove Village,
    Illinois 60067. Consists of 153,848 shares of common stock each.

(6) Includes 35,620 shares, which Mr. Saxe has the right to acquire within 60 days after the date of this table upon the exercise of outstanding stock options.

(7) Consists of shares, which Mr. Sandfort has the right to acquire within 60 days after the date of this table upon the exercise of outstanding stock options.

(8) Includes 6,471 shares of Common Stock issuable upon the conversion of 14,122 shares of Series B Preferred Stock and 400,281 shares of Common Stock beneficially owned by Idanta Partners Ltd., with respect to which Mr. Huberman is a general partner. Mr. Huberman shares voting and investment power with respect to such shares. Mr. Huberman disclaims beneficial ownership of all of the foregoing shares.

(9) Includes 21,876 shares, which Mr. Feist has the right to acquire within 60 days after the date of this table upon the exercise of outstanding stock options.

(10) Includes 11,163 shares purchased in 1999, 5,000 warrants that were exercised by Mr. Fiebiger on April 19, 1999, 1,722 shares purchased in 1998, 40,000 shares which Mr. Fiebiger has the right to acquire within 60 days after the date of this table upon the exercise of outstanding stock options. Mr. Fiebiger resigned as Director and Chief Executive Officer of the Company on February 8, 1999.

(11) Includes 1,567 shares purchased in 2000, 921 shares purchased in 1999, 662 shares purchased in 1998 and 3,624 shares which Mr. Boyd has the right to acquire within 60 days after the date of this table upon the exercise of outstanding stock options.

(12) Includes shares described in the notes above, as applicable.

                                   PROPOSAL 2
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has selected Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2000 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited the Company's financial statements since its inception in 1992. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

REQUIRED VOTE

    Stockholder ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of Deloitte & Touche to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY OF COMPENSATION

    The following table shows for the fiscal years ended 1997, 1998 and 1999 compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and each of the two other most highly compensated executive officers whose salary plus bonus exceeded $100,000 (the "Named Executive Officers") at December 31, 1999.

                           SUMMARY COMPENSATION TABLE

                                           ANNUAL COMPENSATION(1)                      LONG-TERM COMPENSATION(2)
                             ---------------------------------------------------      ----------------------------
                                                                       OTHER          SECURITIES
                                                                       ANNUAL         UNDERLYING       ALL OTHER
    NAME AND PRINCIPAL                   SALARY        BONUS        COMPENSATION       OPTIONS/       COMPENSATION
         POSITION              YEAR       ($)           ($)             ($)            SARS(#)            ($)
---------------------------  --------   --------      --------      ------------      ----------      ------------
Dr. James R. Fiebiger......    1999     $142,506           --          $30,104(4)           --          $ 8,106(5)
Chief Executive                1998     $180,000      $94,000(6)       $56,120(7)           --          $10,500(8)
Officer(3)                     1997     $ 98,890(9)   $94,000(10)      $32,251(11)     900,000(12)      $ 4,945(13)

Dr. Timothy Saxe...........    1999     $180,010           --               --          40,000(14)      $10,500(15)
President and                  1998     $175,003      $   750               --         326,181          $10,250(16)
Chief Executive Officer        1997     $150,015      $ 1,500               --         265,750(17)      $ 9,000(18)

Peter G. Feist.............    1999     $166,000           --               --          20,000(20)      $ 9,800(21)
Senior Vice President,         1998     $167,303      $16,247(22)           --         184,375          $ 7,360(23)
Marketing(19)                  1997     $140,010      $30,247(24)      $43,044(25)     190,000(26)      $ 8,501(27)

James B. Boyd..............    1999     $131,262           --               --          27,500(29)      $ 6,563(30)
Chief Financial Officer(28)

------------------------

(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of prerequisites and other personal benefits has been omitted because such prerequisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonus for the executive officer for the fiscal year.

(2) The Company did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive plan payouts during 1997, 1998 or 1999.

(3) Dr. Fiebiger resigned as Chief Executive Officer on February 8, 1999. On that date the Board approved Dr. Timothy Saxe to serve as Chief Executive Officer. Dr. Fiebiger continues to serve as Vice Chairman and Managing Director of Technology and Licensing.

(4) Represents $14,130 in cost of living adjustments for California housing and $15,974 in tax gross up reimbursement payments for 1999.

(5) Represents the value of the Company's contribution during 1999 to a cafeteria benefit plan and $1,500 contributed by the Company to a 401(k) plan for the Named Executive Officer.

(6) The bonus of $94,000 was earned in fiscal 1997 and paid in fiscal 1998. Dr. Fiebiger did not receive a bonus in fiscal 1998.

(7) Represents $22,588 in cost of living adjustments for California housing and $33,532 in tax gross up reimbursement payments for 1998.

(8) Represents the value of the Company's contribution during 1998 to a cafeteria benefit plan and $1,500 contributed by the Company to a 401(k) plan for the Named Executive Officer.

(9) Represents compensation since June 1997, the date Dr. Fiebiger became an employee of the Company.

(10) The bonus of $94,000 was earned in fiscal 1997 and paid in fiscal 1998.

(11) Represents $10,424 in cost of living adjustments for California housing, $14,077 in tax gross up reimbursement payments for 1997, and $7,750 in consulting fees from January 1997 through June 1997 paid while a director of the Company.

(12) Includes options to purchase an aggregate of 300,000 shares granted on July 28, 1997 replacing an option to purchase 300,000 shares granted on June 12, 1997. Options to purchase 300,000 shares were cancelled in connection with the repricing in fiscal 1997.

(13) Represents the value of the Company's contribution during 1997 to a cafeteria benefit plan for the Named Executive.

(14) Represents options granted on August 31, 1999.

(15) Represents the value of the Company's contribution during 1999 to a cafeteria benefit plan and $1,500 contributed by the Company to a 401(k) plan for the Named Executive Officer.

(16) Represents the value of the Company's contribution during 1998 to a cafeteria benefit plan and $1,500 contributed by the Company to a 401(k) plan for the Named Executive Officer.

(17) Includes options to purchase an aggregate of 129,400 shares granted on July 28, 1997 replacing options to purchase an aggregate of 50,000 shares granted on August 16, 1993, an option to purchase 14,400 shares granted on October 29, 1996, an option to purchase 40,000 shares granted on October 29, 1996 and an option to purchase 25,000 shares granted on June 5, 1997. Options to purchase 129,400 shares were cancelled in connection with the repricing in fiscal 1997.

(18) Represents the value of the Company's contribution during 1997 to a cafeteria benefit plan and $1,500 contributed by the Company to a 401(k) plan for the Named Executive Officer.

(19) Mr. Feist resigned as an executive officer of the Company, but remains as an employee as of the date of the filing of the Company's 1999 Annual Report on Form 10-K.

(20) Represents options granted on August 31, 1999.

(21) Represents the value of the Company's contribution during 1999 to a cafeteria benefit plan and $1,500 contributed by the Company to a 401(k) plan for the Named Executive Officer.

(22) The bonus of $16,247 was earned in fiscal 1997 and was paid in fiscal 1998.

(23) Represents the value of the Company's contribution during 1998 to a cafeteria benefit plan and $1,500 contributed by the Company to a 401(k) plan for the Named Executive Officer.

(24) Includes bonus of $16,247, which was earned in fiscal 1997 and paid in fiscal 1998.

(25) Represents $43,044 in cost of living adjustments for California housing for 1997 for the Named Executive Officer.

(26) Includes options to purchase an aggregate of 85,000 shares granted on July 28, 1997 replacing options to purchase an aggregate of 60,000 shares granted on October 2, 1996 and an option to purchase 25,000 shares granted on June 5, 1997. Options to purchase 85,000 shares were cancelled in connection with the repricing in fiscal 1997.

(27) Represents the value of the Company's contribution during 1997 to a cafeteria benefit plan and $1,500 contributed by the Company to a 401(k) plan for the Named Executive Officer.

(28) Mr. Boyd was hired in May 1998. Mr. Boyd was promoted to Chief Financial Officer by the board of directors on March 17, 2000.

(29) Includes 7,500 options granted in 1998 before he was an executive officer.

(30) Represents the value of the Company's contribution during 1999 to a cafeteria benefit plan.

                       STOCK OPTION GRANTS AND EXERCISES

    The Company grants options to its executive officers under its 1993 Stock Option Plan (the "1993 Plan"), its 1996 Stock Option Plan (the "1996 Plan"), and its 1999 Stock Option Plan (the "1999 Plan"), collectively ("the Plans"). As of April 3, 2000, options to purchase 464,175 shares were outstanding under the Plans and options to purchase 199,273 shares remained available for grant.

    The following tables show for the fiscal year ended December 31, 1999 certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers. In accordance with the rules of the Securities and Exchange Commission, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent the Company's estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Common Stock.

                        OPTION/SAR GRANTS IN FISCAL 1999

                                   INDIVIDUAL GRANTS
                             -----------------------------                               POTENTIAL REALIZABLE
                                               % OF TOTAL                                  VALUE AT ASSUMED
                               NUMBER OF        OPTIONS/                                 ANNUAL RATES OF STOCK
                               SECURITIES         SARS                                  PRICE APPRECIATION FOR
                               UNDERLYING      GRANTED TO    EXERCISE OR                    OPTION TERM(2)
                              OPTIONS/SARS    EMPLOYEES IN   BASE PRICE    EXPIRATION   -----------------------
           NAME              GRANTED (#)(1)   FISCAL YEAR      ($/SH)         DATE        5% ($)      10% ($)
---------------------------  --------------   ------------   -----------   ----------   ----------   ----------
Dr. Fiebiger...............          --              --            --             --           --           --
Dr. Saxe...................      40,000           23.6%         $6.44       08/31/09     $419,600     $668,000
Mr. Feist..................      20,000           11.8%         $6.44       08/31/09     $209,800     $334,000
Mr. Boyd...................      20,000           11.8%         $6.44       08/31/09     $209,800     $334,000

(1) Options are non-qualified stock options. Options vest 25% on the first anniversary of the date of grant and thereafter at 1/48th per month. All options expire ten years from the date of grant. All options are subject to accelerated vesting upon the achievement of certain management business objectives. The options generally terminate three months following termination of the executive officer's employment with the Company or the expiration date, whichever occurs earlier. The exercise price of each is equal to the fair market value per share of the Common Stock on the date of grant. The Board of Directors may reprice options under the terms of the Company's option plans. In the event of a "change in control," 50% of any unvested portion of the option shall immediately vest upon the closing of such change in control transaction. The remaining 50% of any unvested portion of the Option shall vest per its original schedule but in no event shall such vesting period be longer than two years from the closing date of the change in control. If an employee is terminated for any reason other than for cause, within six months of a change in control event, then such option shall vest in its entirety upon such termination.

(2) The potential realizable value is based on the term of the option at its time of grant (10 years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect the Company's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company's Common Stock and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.

   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION/SAR
                                     VALUES

                                                                        NUMBER OF
                                                                       SECURITIES           VALUE OF
                                                                       UNDERLYING          UNEXERCISED
                                                                       UNEXERCISED        IN-THE-MONEY
                                                                     OPTIONS/SARS AT     OPTIONS/SARS AT
                                        SHARES                         FY-END (#)        FY-END ($) (1)
                                       ACQUIRED          VALUE        EXERCISABLE/        EXERCISABLE/
               NAME                 ON EXERCISE (#)   REALIZED ($)    UNEXERCISABLE       UNEXERCISABLE
----------------------------------  ---------------   ------------   ---------------   -------------------
Dr. Fiebiger......................         --               --          40,000/0          $(32,800)/$0
Dr. Saxe..........................         --               --       32,230/64,463     $(26,429)/$(52,860)
Mr. Fiest.........................         --               --       21,108/33,827     $(17,309)/$(27,747)
Mr. Boyd..........................         --               --        7,500/20,000     $ (6,150)/$(16,400)

------------------------

(1) Based on a value of $3.88 per share, the fair market value of the Common Stock on December 31, 1999, less the option exercise price.

                             EMPLOYMENT AGREEMENTS

    The Company has entered into an Employment, Confidential Information and Invention Assignment Agreement, with each of Messrs. Fiebiger, Feist, Saxe and Boyd. These agreements provide that each such Named Executive shall be an at-will employee of the Company, and his employment may be terminated by the Company at any time. The agreements contain a covenant by each of such executives not to compete with the business of the Company during the term of such executive's employment with the Company, and also contain customary confidentiality and invention assignment provisions.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                          ON EXECUTIVE COMPENSATION(1)

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE MEASUREMENT COMPARISON GRAPH WHICH FOLLOWS SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

    The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"), which is currently comprised of Messrs. Sandfort and Huberman, two of the Company's non-employee directors. The Committee is responsible for determining the salaries of, establishing bonus programs for, and granting stock options to, the Company's executive officers, including the Chief Executive Officer (the "CEO"). In making decisions regarding executive compensation, other than for the CEO, the Committee receives and considers input from the CEO. The CEO is not present during the discussion of his compensation. In administering the executive compensation program, including the salary to be paid to the CEO, the Committee considers several elements designed to attract and retain key personnel, reward outstanding performance, link executive pay to long-term Company performance and to align executive interests with stockholder interests. These elements consist of a base salary, annual bonuses, and long-term incentive stock awards.

BASE SALARY

    The base salaries of the Company's executive officers are determined by the Committee and, for executive officers other than the CEO, are based upon recommendations from the CEO. In establishing base salaries for executive officers, including the CEO, the Committee considers numerous factors such as: salaries paid to executive officers in comparable positions at similar companies, the executive's responsibilities, prior experience and breadth of knowledge, the executive's importance to the Company, the executive's performance in the prior year, historical salary levels of the executive and relative salary levels within the Company. Increases in base salary are generally based upon the Committee's subjective review of enhanced individual performance and/or increases in an executive's responsibilities.

ANNUAL BONUS

    The Committee believes that it is important to tie a significant portion of the compensation of executive officers to the attainment of corporate success, thus aligning the objectives and rewards of Company executives with those of the stockholders of the Company. The Committee awards executive bonuses based upon a review of the bonuses given by comparable companies, and, for executive officers other than the CEO, based upon recommendations from the CEO. Individual bonuses are paid as a

------------------------

(1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

percentage of salary and are based upon the Company meeting certain financial goals, in addition to the attainment of individual achievement goals. The Company's financial goals are established by the Board of Directors in the form of gross revenue and net income benchmarks. If the specified gross revenue and net income benchmarks are achieved the Committee has discretion to distribute bonuses to the Company's executives based upon their individual contributions to the achievement of the Company's financial benchmarks. Individual achievement goals are established for each executive, other than the CEO, by the CEO. An executive's performance in meeting his or her specified individual achievement goals, coupled with attainment of the Company's gross revenue and net income goals, determines the total bonus for each executive in any given year.

LONG TERM INCENTIVE STOCK AWARDS

    The Company's Plans authorize the Committee to grant incentive or non-qualified stock options to employees of the Company. The Committee determines the prices and terms at which such options are granted. The Committee uses stock options as a significant element of the compensation package of executive officers, because it believes options provide an incentive to executives to maximize stockholder value and because they compensate executives only to the extent that the Company's stockholders receive a return on their investment. Options vest 25% on the first anniversary of the date of grant and thereafter at 2.08% per month. Moreover, options are subject to accelerated vesting upon achievement of certain management business objectives and terminate three months after the termination of the executive's employment with the Company. Accordingly, such stock options serve as a means of retaining executives. In determining the total number of shares of Common Stock to be covered by option grants to executive officers in a given year, the Committee takes into account the number of outstanding shares of Common Stock, the number of shares reserved for issuance under the Company's Plans, recommendations of management concerning option grants to employees below executive level, and the Company's projected hiring needs for the coming year. In making individual stock option grants to executives, the Committee considers the same factors considered in the determination of base salary levels, as well as the stock and option holdings of each executive and the remaining vesting schedule of such executive's options.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    The Committee uses the same procedures described above for the other executive officers in setting the annual salary, bonus and stock option awards for the CEO. In determining where the CEO's total compensation is set in light of the considerations described above, the Committee subjectively evaluates such factors as the CEO's performance and the achievement of the Company's financial benchmarks. In determining the CEO's salary the Committee considers the salaries paid to CEO's of similar companies. For fiscal 1999 the base salary of the CEO was set at $180,000. In setting this amount, the Committee took into account
Dr. Saxe's experience and his value to the Company. In awarding stock options to the CEO, the Committee considers, in addition to the factors enumerated above, the CEO's stock and option holdings and the number of options still subject to vesting. The CEO's annual bonus is dependent upon the criteria enumerated above for other executive officers. The CEO did not earn a bonus in fiscal 1999 because the Company's financial performance did not meet expectations.
Dr. Fiebiger was CEO until March 9, 1999, earning $34,000, a pro-rata portion of the annual base salary.

    Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The statute containing this law and the applicable proposed Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, the Compensation Committee believes that at the present time it is quite unlikely that the compensation paid to any Named Executive Officer in a taxable year, which is subject to the deduction limit will exceed $1 million. Therefore, the

Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation." The Compensation Committee intends to continue to evaluate the effects of the statute and any final Treasury regulations.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Horst G. Sandfort
Jonathan S. Huberman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Prior to Mr. Michael J. Kucha's resignation from the Board, effective December 31, 1999, the Company's compensation committee consisted of Michael J. Kucha and Horst G. Sandfort, two of the Company's then, non-employee directors. Prior to Mr. Jonathan S. Huberman's resignation from the Board, effective
March 9, 1999, the Company's compensation committee consisted of Jonathan S. Huberman and Horst G. Sandfort, two of the Company's then, non-employee directors. From September 1995 to June 1997, Mr. Sandfort was an employee and an executive officer of the Company, serving as President of the Company's GateField division. Mr. Huberman is a general partner of Idanta Partners, Ltd. ("Idanta"), a principal stockholder of the Company. Mr. Huberman was elected to the Company's Board of Directors in 1997 in accordance with the terms of a Stock Purchase Agreement (the "Idanta Agreement"), dated November 10, 1997, among the Company, Idanta, the Dunn Family Trust and the Perscilla Family Trust (the "Idanta Entities"). Pursuant to the Idanta Agreement, the Company agreed to cause Messrs. Jonathan Huberman and David Dunn to be nominated for election to the Board at the Company's 1997 Annual Meeting and for re-election to the Company's Board on each proxy statement filed for each subsequent meeting of stockholders as their respective terms expire, until the earlier of (i) the date the Company first reports Annual Net Income (as defined in the Idanta Agreement) of at least $15 million and (ii) the date that the Idanta Entities own less than one half of the total number of shares of Preferred Stock and Common Stock purchased pursuant to the Idanta Agreement. Messrs. Huberman and Dunn resigned from the Board, effective March 9, 1999. Mr. Kucha resigned from the Board, effective December 31, 1999. Currently, the Compensation Committee consists of Horst G. Sandfort and Jonathan S. Huberman.

    On October 19, 1998, the Company was notified by the Idanta Entities of their request that the Company redeem, in cash, an aggregate of 981,997 shares of the Company's Series B Preferred Stock (the "Shares") at a redemption price of equal to $4.5825 per share plus accrued dividends thereon. The Idanta Entities became entitled, pursuant to the Idanta Agreement, to request redemption of their shares upon the delisting of the Company's Common Stock from the Nasdaq SmallCap Market. On December 16, 1998, the Company redeemed the Shares for an aggregate price of $4,648,000. Eighteen Thousand and Three (18,003) shares of Series B Preferred Stock remain outstanding.

    No executive officer of the Company serves as a member of the Board of Directors or compensation committee of any entity, which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

PERFORMANCE MEASUREMENT COMPARISON(2)

    The following graph shows the total stockholder return of an investment of $100 in cash on December 31, 1994 for (i) the Company's Common Stock, (ii) the Chase Hambrecht and Quist Technology Index (the "H&Q") and (iii) the Nasdaq Composite Index (the "NASDAQ"). All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year:

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                   CHASE HAMBRECHT
                                 Nasdaq Composite         and Quist
          GateField Corporation             Index  Technology Index
12/31/94                $100.00           $100.00           $100.00
12/31/95                $600.00           $141.33           $149.52
12/31/96                $125.02           $173.89           $185.84
12/31/97                $100.00           $213.07           $217.87
12/31/98                 $52.36           $300.25           $338.89
12/31/99                $281.82           $542.43           $756.85

                                        12/31/94   12/31/95   12/31/96   12/31/97   12/31/98   12/31/99
                                        --------   --------   --------   --------   --------   --------
GateField Corporation.................  $100.00    $600.00    $125.02    $100.00    $ 52.36    $281.82

Nasdaq Composite Index................  $100.00    $141.33    $173.89    $213.07    $300.25    $542.43

Chase Hambrecht and Quist Technology
  Index...............................  $100.00    $149.52    $185.84    $217.87    $338.89    $756.85

------------------------

(2) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                              CERTAIN TRANSACTIONS

    On September 30, 1999 the Company entered into a series of related Common Stock Purchase Agreements (collectively, the "Agreement") with Mitsui Create USA, Inc. and MHT American Holdings Inc., each purchasing 153,848 shares of the Company's Common Stock at a price of $6.499922. The Series B Holders, Idanta Partners, Ltd., and the Dunn Family Trust as well as the Series C Holders, Actel Corporation, had the option to participate in the Company's Common Stock on a pro-rata basis. Idanta purchased 40,818 shares; the Dunn Family Trust purchased 10,407 shares; and Actel Corporation purchased 112,129 shares of the Company's Common Stock.

    On May 25, 1999, the Company entered into an agreement with Actel Corporation ("Actel"), the Series C-1 Preferred Stock ("Series C-1") whereby the Company promises to pay to Actel, or registered assigns, the principal sum of Eight Million Dollars ($8,000,000), together with interest (computed on the basis of a 360-day year) from the date hereof on the unpaid balance of such principal amount from time to time outstanding at the rate of 5.22% per annum. Interest shall accrue from the date of issuance of the Note and shall be due and payable quarterly from the date of issuance of the Note. All principal and any unpaid interest shall be due and payable on May 25, 2004, or, if earlier, thirty (30) days following a Change in Ownership of the Company. Payment of this
Note is secured by a security interest in certain property of the Company pursuant to a security agreement of even date herewith between the Company and Actel (the "Security Agreement"). The Series C-1 Preferred Stock shall be convertible, at the option of the holder, into 29.304029 shares of Common Stock. The "Conversion Price" shall mean $19.047619 per share of Conversion Securities. The holder of this Note has the right, at its option, at any time and from time to time to convert all or a portion of the outstanding principal amount of this Note and unpaid interest thereon (the amount to be converted, the "Conversion Amount") into fully-paid and non-assessable shares of Conversion Securities. In the event of default, the entire unpaid principal of this Note and all unpaid interest then accrued on this Note shall become and be immediately due and payable upon written demand of the holder of this Note. This Note may not be prepaid in whole or in part, without the prior written consent of the holder of this Note.

    The Company has entered into indemnity agreements with directors and certain executive officers which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines, witness fees and settlements such officer or director may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's By-laws.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent Stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1999, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that one report on Form 3, covering an aggregate of 1 transaction, was filed late by Mr. Huberman.

                                 OTHER MATTERS

    The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying Proxy to vote on such matters in accordance with their best judgment.

    It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy in the envelope which has been enclosed.

                                                       By Order of the Board of Directors

                                                       By:  /s/ LYNNE M. BENNETT
                                                            Lynne M. Bennett
                                                            SECRETARY

April 14, 2000

    A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: CORPORATE SECRETARY, GATEFIELD CORPORATION, 47436 FREMONT BOULEVARD, FREMONT, CALIFORNIA 94538-6503.

                              GATEFIELD CORPORATION
                             47436 FREMONT BOULEVARD
                         FREMONT, CALIFORNIA 94538-6503

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                  TO BE HELD ON
                                  MAY 31, 2000


         The undersigned stockholder of Gatefield Corporation, a Delaware Corporation (the "Company") acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 14, 2000, and hereby appoints Lynne M. Bennett and Timothy Saxe and each of them, as the proxies and attorneys-in-fact, with full power to each of substitution on behalf and in the name of the undersigned, to vote all shares of the capital stock the Company, and otherwise represent all of the shares registered in the name of the undersigned at the 2000 Annual Meeting of Stockholders of the Company to be held at the offices of the Company, on Wednesday, May 31, 2000 at 1:00 p.m. (local time), and at any and all postponements, continuations or adjournments thereof, with the same force and effect as the undersigned might or could do if personally present thereat, as set forth below and in their discretion upon any other business that may properly come before the meeting.

         Attendance of those signing on the reverse side at the Annual Meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless those signing on the reverse side shall affirmatively indicate thereat the intention of those signing on the reverse side to vote said shares in person. If those signing on the reverse side hold(s) any of the shares of capital stock of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by those signing on the reverse side in every such capacity as well as individually.

         IN THEIR DISCRETION, THE NAMED PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENT THEREOF.

PROPOSAL 1:  To elect one Class III director of the Company pursuant to
             Delaware law and the classified Board provisions of the Company's Restated Certificate of Incorporation to serve until the 2003 Annual Meeting of Stockholders and until his successor is elected; and to elect three directors of the Company pursuant to California Law, whether by cumulative voting or otherwise, to serve until the next Annual Meeting of Stockholders and until their successors are elected.

                                 SLATE 1                             SLATE 2

                         NOMINEE FOR A THREE-YEAR            NOMINEES FOR A ONE-YEAR
                         TERM EXPIRING AT THE 2003             TERM EXPIRING AT THE
                              ANNUAL MEETING                    2001 ANNUAL MEETING
                         -------------------------           -----------------------
                             Horst G. Sandfort                 Jonathan S. Huberman
                                                                 Horst G. Sandfort
                                                                    Timothy Saxe

         / /      WITH AUTHORITY to vote for the SLATE 1 nominee

         / /      WITHHOLD AUTHORITY as to the SLATE 1 nominee

         / / WITH AUTHORITY to vote for the SLATE 2 nominees listed above (except as marked below)

         / /      WITHHOLD AUTHORITY as to the following SLATE 2 nominees:

         To withhold authority to vote for any Slate 2 Nominee(s) write such nominee(s) name(s) below:

         ---------------------------------------------------------------------

PROPOSAL 2:       To ratify the appointment of Deloitte & Touche LLP as
                  independent auditors for the Company for the fiscal year ending December 31, 2000 (check one box).

                  / /      For           / /      Against        / /     Abstain

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE HEREIN. IF NO SPECIFICATION IS MADE AS TO ANY INDIVIDUAL ITEM HEREIN, IT IS INTENDED THAT SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NAMED NOMINEES AND FOR THE OTHER PROPOSALS SPECIFIED HEREIN.

         Both of said attorneys and proxies or their substitutes as shall be present and act at the meeting, or if only one be present and act then that one, shall have and may exercise all of the powers of both of said attorneys and proxies hereunder.

         The undersigned hereby acknowledges receipt of (a) the Notice of Annual Meeting of Stockholders to be held on May 31, 2000 and (b) the accompanying Proxy Statement.

         WITNESS the signature of the undersigned this __________ day of __________, 2000.



                                    --------------------------------------------

                                    --------------------------------------------
                                    SIGNATURE(S)

                                    Please sign this proxy exactly as your name appears hereon: joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.

                                    Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.